REPORT OF
INDEPENDENT AUDITORS
To the Shareholders and Board of
Trustees of
Franklin Tax-Free Trust:


In planning and performing our audit
of the financial statements and
financial highlights of funds
comprising the Franklin Tax-Free Trust
for the year ended February 28, 1997,
we considered its internal control
structure, including procedures for
safeguarding securities, in order to
determine our auditing procedures for
the purpose of expressing our opinion
on the financial statements and
financial highlights and to comply
with the requirements of Form N-SAR,
not to provide assurance on the
internal control structure.

The management of the Franklin Tax-
Free Trust is responsible for
establishing and maintaining an
internal control structure. In
fulfilling this responsibility,
estimates and judgements by management
are required to assess the expected
benefits and related costs of internal
control structure policies and
procedures.  Two of the objectives of
an internal control structure are to
provide management with reasonable,
but not absolute, assurance that
assets are safeguarded against loss
from unauthorized use or disposition
and that transactions are executed in
accordance with management's
authorization and recorded properly to
permit preparation of financial
statements in conformity with
generally accepted accounting
principles.

Because of inherent limitations in any
internal control structure, errors or
irregularities may occur and not be
detected.  Also, projection of any
evaluation of the structure to future
periods is subject to the risk that it
may become inadequate because of
changes in conditions or that the
effectiveness of the design and
operation may deteriorate.

Our consideration of the internal
control structure would not
necessarily disclose all matters in
the internal control structure that
might be material weaknesses under
standards established by the American
Institute of Certified Public
Accountants.  A material weakness is a
condition in which the design or
operation of the specific internal
control structure elements does not
reduce to a relatively low level the
risk that errors or irregularities in
amounts that would be material in
relation to the financial statements
and financial highlights being audited
may occur and not be detected within a
timely period by employees in the
normal course of performing their
assigned functions. However, we noted
no matters involving the internal
control structure, including
procedures for safeguarding
securities, that we consider to be
material weaknesses, as defined above,
as of February 28, 1997.

This report is intended solely for the
information and use of management of
Franklin Tax-Free Trust and the
Securities and Exchange Commission.


S\COOPERS & LYBRAND L.L.P.




Coopers & Lybrand L.L.P.
San Francisco, California
Apr 04, 1997